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EXHIBIT 99.2

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Nancy J. Baker, Chief Financial Officer of Cymer, Inc., a Nevada corporation (the "Registrant"), hereby certifies that, to the best of her knowledge:

        1.    The Registrant's quarterly report on Form 10-Q to which this certification is attached as Exhibit 99.2 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

        2.    The information contained in the Report fairly presents in all material respects the results of operations of the Registrant for the periods covered by the Report and the Registrant's financial condition as of the end of those periods.

Dated: August 12, 2002	/s/ NANCY J. BAKER Nancy J. Baker, Chief Financial Officer

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  Exhibit 99.2 Certification of Chief Financial Officer pursuant to Section 906 of Sarbanes–Oxley Act of 2002